Exhibit (h)(2)



                                CATERPILLAR INC.
                     CATERPILLAR INVESTMENT MANAGEMENT LTD.
                               100 N.E. ADAMS ST.
                              PEORIA, IL 61629-7310

October 12, 2005

The Preferred Group of Mutual Funds (the "Trust")
411 Hamilton Blvd.
Peoria, IL 61602

     Re:  Fee Waiver/Expense Reimbursement and Indemnification Agreement

Ladies and Gentlemen:

     In connection with the potential sale or other disposition of Caterpillar Investment Management Ltd. ("CIML") by Caterpillar Inc. ("Caterpillar," and together with CIML, "CAT") (such potential sale or other disposition of CIML, the "CAT Exit"), and as an inducement to the Trust to continue its management contracts with CIML, CAT hereby agrees as follows:

     1. From October 1, 2005 through September 30, 2006 (or such longer period as may be agreed to by the parties) (the "Term"), CIML will waive its compensation (and, to the extent necessary, CAT shall bear other expenses of a series of the Trust (each, a "Fund")) to the extent that total annualized fund operating expenses1 of a Fund during the Term exceed the following annual rates:

           Fund                                              Rate
           ----                                              ----

Preferred International Growth Fund                         1.54%

Preferred International Value Fund                          0.99%

Preferred Small Cap Growth Fund                             1.28%

Preferred Mid Cap Growth Fund                               1.28%

Preferred Large Cap Growth Fund                             0.94%

Preferred Value Fund                                        1.12%

Preferred Asset Allocation Fund                             0.98%

Preferred Fixed Income Fund                                 0.68%

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     1 For the purposes of this Agreement, any expenses incurred in connection with the termination/liquidation of the Trust or any Fund and any expenses incurred in connection with determining Brokerage Costs (as defined below) shall not be deemed an "extraordinary expense" as described in Item 3, Instruction 3(c)(ii) of Form N-1A.

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Preferred Short-Term Government Securities Fund             0.50%

Preferred Money Market Fund                                 0.50%

     For purposes of determining any such waiver or expense reimbursement, expenses of a Fund shall not reflect the application of custodial, transfer agency or other credits or expense offset arrangements that may reduce the Fund's expenses.

     If for any month during which CIML is the investment manager to a Fund the estimated total annualized fund operating expenses of that Fund for that month are less than the total annual fund operating expense limit described above, CIML shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by CAT on behalf of such Fund pursuant to this expense limitation undertaking (the "Reimbursement Amount") during any of the previous thirty-six (36) months, to the extent that the Fund's estimated total annualized fund operating expenses plus the amount so reimbursed is less than or equals, for such month, the total annual fund operating expense limit provided for that Fund in the schedule above, provided that such amount paid to CIML will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

     CAT understands and intends that the Trust will rely on this Section 1 in preparing and filing (or determining not to file) amendments to the Trust's Registration Statement on Form N-1A (and/or the Prospectuses and statements of additional information contained therein) with the Securities and Exchange Commission, in accruing the Trust's expenses for purposes of calculating its net asset value per share and for other purposes.

     2. Except to the extent that a cost described in this paragraph 2 is included in a Fund's total annualized fund operating expenses for purposes of paragraph 1 hereof, CAT will indemnify and hold harmless the Trust from, against and in respect of (i) all reasonable costs of any agent(s) retained to assist in any termination/liquidation of the Trust or any Fund, and any reasonable fees of counsel incurred in connection with any such termination/liquidation, as a result of, arising out of or directly or indirectly relating to the CAT Exit and
(ii) all Brokerage Costs associated with redemptions in excess of the average monthly redemptions of each Fund, if any, over the twelve calendar months prior to October 1, 2005, as calculated below. The Trust agrees that, to the extent permissible under applicable law and reasonably practicable, all redemptions that may be effected in-kind shall be so effected and, for purposes of this
Section 2, shall not be considered "redemptions."

     "Brokerage Costs" shall equal the [total trading cost determined by an independent third party (or, in the case of derivative instruments, determined by CIML) using the methodology described in Schedule A hereto of gross monthly portfolio securities sales] times (([gross monthly portfolio securities sales] minus [gross monthly portfolio securities purchases] minus ([the average of [redemptions for each calendar month in the year ending September 30, 2005 divided by net assets as of the end of each such month]] times [net assets as of the end of the current month])) divided by [gross monthly portfolio securities sales]).

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     3. CAT will indemnify the Trust and its Trustees against any and all
Expenses actually and reasonably incurred by the Trust or a Trustee in any Proceeding in which the Trust or a Trustee may be or may have been involved as a party or otherwise or with which the Trust or a Trustee may be or may have been threatened (with respect to a Trustee, while in office or thereafter) as a result of, arising out of or directly or indirectly relating to the CAT Exit; provided, however, that CAT shall have no obligation to indemnify a Trustee for any Expenses incurred in any Proceeding to the extent the same has been finally determined to have arisen from such Trustee's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided, further, that this indemnity shall extend only to claims brought before the passage of the statute of limitations applicable to claims in any such Proceedings. Without limiting the generality of the foregoing, the Trust or the relevant Trustee will take such commercially reasonable actions as may be requested by CAT from time to time to mitigate any Expenses. For purposes of this Section 3:

     "Trustee" shall include the Trustee Emeritus of the Trust.

     "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, liabilities, losses, interest, expenses of investigation, reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding.

     The term "Proceeding" shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

     4. CIML represents and warrants to the Trust that as of the date of this Letter Agreement:

          a. CIML is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

          b. CIML has full power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder. The execution and delivery of this Letter Agreement by CIML and the performance by CIML of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of CIML. This Letter Agreement constitutes the valid and legally binding obligation of CIML, enforceable in accordance with its terms and conditions.

          c. Neither the execution and delivery of this Letter Agreement, nor the performance of its obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or

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               other restriction of any government, governmental agency, or court to which CIML is subject or any provision of CIML's charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CIML is a party or by which it is bound or to which any of its assets is subject.

     5. Caterpillar represents and warrants to the Trust that as of the date of this Letter Agreement:

          a. Caterpillar is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

          b. Caterpillar has full power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder. The execution and delivery of this Letter Agreement by Caterpillar and the performance by Caterpillar of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Caterpillar. This Letter Agreement constitutes the valid and legally binding obligation of Caterpillar, enforceable in accordance with its terms and conditions.

          c. Neither the execution and delivery of this Letter Agreement, nor the performance of its obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Caterpillar is subject or any provision of Caterpillar's charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Caterpillar is a party or by which it is bound or to which any of its assets is subject.

     6. If a third party shall notify the Trust with respect to any matter which may give rise to a claim for indemnification under this Letter Agreement, then the Trust shall promptly notify CAT thereof in writing. The Trust shall provide CAT with a reasonable opportunity to assess, defend and negotiate any such claim by a third party, including the opportunity to participate in discussions with the Trust and the third party with respect to resolution of any such claim. In no event will the Trust pay or agree to pay any amount, consent to any judgment or enter into any settlement with respect to any such matter giving rise to CAT's obligations hereunder, without the prior written consent of CAT, which consent will not be unreasonably withheld, conditioned or delayed.

     7. The obligations and duties of Caterpillar and CIML pursuant to this Letter Agreement are joint and several.


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     8. Neither CIML, Caterpillar nor the Trust may assign its rights nor delegate its obligations and duties under this Letter Agreement without the prior written consent of the other party. This Letter Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

     9. This Letter Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

     10. This Letter Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any conflict of laws provisions thereof that would result in the application of the law of any other jurisdiction.

     11. No amendment of any provision of this Letter Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Please acknowledge your agreement to the foregoing by countersigning this letter in the space provided below.

                                    Very truly yours,

                                    CATERPILLAR INC.



                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:


                                    CATERPILLAR INVESTMENT MANAGEMENT LTD.



                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:

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

Accepted and Agreed:

THE PREFERRED GROUP OF MUTUAL FUNDS*


By:
     -----------------------------------
     Name:
     Title:


* A copy of the Agreement and Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Trust.


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                                                                    Schedule A

                 METHODOLOGY FOR DETERMINING TOTAL TRADING COSTS

Equity Securities

Total trading costs of monthly portfolio equity securities sales for each Fund, as applicable, shall be calculated in the following manner:

          o For each Fund that invests in equity securities, CIML and the Trust shall mutually agree upon an Exchange Traded Fund ("ETF") to serve as a proxy for market movement associated with general equity market activity.

          o An independent third-party shall analyze each Fund's equity securities sales on a monthly basis to determine for each sale the extent to which the price of the security changed between order placement time and execution.

          o On a monthly basis, the independent third-party shall calculate the market impact for each of a Fund's equity securities sales by netting out the effect that general equity market activity--as determined by movement in the price of the applicable ETF--had on the price of each security between order placement time and execution. Total market impact of a Fund's equity securities sales for a given month shall equal the aggregate market impact--netting out positive and negative impacts determined pursuant to the foregoing--of all of the Fund's equity securities sales for the month.

          o The total market impact of a Fund's equity securities sales for a given month shall be added to any commissions incurred by such Fund for all equity securities sales during the applicable month to arrive at the Fund's total trading costs of portfolio equity securities sales for the month.

Fixed Income Securities

Total trading costs of monthly portfolio fixed income securities sales for each Fund, as applicable, shall be calculated in the following manner:

          o An independent third-party shall analyze each Fund's fixed income securities sales on a monthly basis to determine market impact for each sale. The market impact for each fixed income securities sale shall equal the difference between the execution price of the sale and the average market price of the security on that day. Total market impact of a Fund's fixed income securities sales for a given month shall equal the aggregate market impact--netting out positive and negative impacts--of all of the Fund's fixed income securities sales for the month.

          o The total market impact of a Fund's fixed income securities sales for a given month shall be added to any commissions incurred by such Fund for all fixed income securities sales during the applicable month to arrive at the Fund's total trading costs of portfolio fixed income securities sales for the month.

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

The parties understand that the independent third party analyzing fixed income trades may determine that it is not reasonably practicable to obtain an average market price for each fixed income security sale. Market impact costs for any such fixed income securities sales for a Fund in a given month will be deemed to be the same as the average market impact costs for all other fixed income securities trades for that Fund in that month.

Derivative Instruments

Total trading costs of closing out portfolio derivative instruments for each Fund for a month shall be calculated in the following manner:

          o The total trading costs of a Fund's futures contracts for a given month shall equal the total commissions incurred by such Fund for closing out all futures contracts during the applicable month.

          o For all other derivative instruments, the parties agree to negotiate in good faith with respect to the methodology for determining the total trading costs of closing out such instruments.


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